Exhibit 10.20

Final Version

AMENDED AND RESTATED

PHOENIX PARENT HOLDINGS INC.

2017 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the Amended and Restated Phoenix Parent Holdings Inc. 2017 Stock Incentive Plan is to provide a means through which the Company and other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants, and advisors of the Company and other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

2. Definitions. Capitalized terms used herein are defined on Appendix A, attached hereto, or, to the extent not defined therein, will have the meanings given them in the Stockholders’ Agreement.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) Subject to any proper allocations or delegations, as set forth below and approved by the Committee, the Committee shall administer the Plan. Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for cash, shares of Common Stock, other securities, other Awards, or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its authority, responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company Group the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law. Any such allocation or delegation of authority, responsibility and/or power may be revoked by the Committee at any time.

(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee , may be made at any time and shall be final, conclusive, and binding, upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(d) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to any and all Awards granted thereunder. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

(e) No member of the Board or the Committee, or any employee or agent of any member of the Company Group or any other Person to whom any authority, responsibility and/or power with respect to the administration of the Plan is allocated or delegated (each such Person, an “Indemnifiable Person”) shall be personally liable by reason of any contract or other instrument executed by such member or Person, or on his behalf, in his capacity as a member of the Committee or Board or otherwise in making administrative determinations under the Plan made in good faith or for any action taken or omitted to be taken or for any mistake of judgment, in each case made in good faith, with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group, as applicable. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Person may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Person or hold such Indemnifiable Person harmless.

(f) Each member of the Committee and the Board, and each other Person to whom any authority, responsibility or power has been delegated or allocated hereunder, shall take into account compliance with Section 409A of the Code in connection with any determination made or action taken, including the grant of any Award, under the Plan, to the extent applicable.

5. Shares Subject to the Plan; Limitations.

(a) Subject to Section 9 of the Plan, 1,132,819 shares of Common Stock (the “Plan Share Reserve”) shall be available for grant of Awards under the Plan. Each Award granted under the Plan that provides for the possible issuance of shares of Common Stock will reduce the Plan Share Reserve by the number of shares of Common Stock underlying such Award. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Plan Share Reserve.

(b) To the extent that an Award (other than a Substitute Award) expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without delivery to the Participant of the full number of shares of Common Stock to which the Award related, the undelivered shares underlying any Award will be returned to the Plan Share Reserve for future grant under the Plan. Shares of Common Stock withheld in payment of the Exercise Price or taxes relating to an Award (other than a Substitute Award) and shares equal to the number of shares surrendered in payment of any Exercise Price or taxes relating to an Award (other than a Substitute Award) shall constitute shares issued to the Participant and shall reduce the Plan Share Reserve.

(c) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(d) In connection with the grant, vesting, and/or exercise of any Award, to the extent that a Participant is not already a party to the Stockholders’ Agreement, the Committee may require such Participant to execute and become a party to such Stockholders’ Agreement as a condition of such grant, vesting, and/or exercise of any Award by executing and delivering to the Company a joinder to the Stockholders’ Agreement in the form provided by the Company from time to time. To the extent that there is any conflict between the terms of the Plan and the Stockholders’ Agreement, the Stockholders’ Agreement shall govern and control.

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7. Options.

(a) The Committee may grant Options under the Plan, subject to the conditions set forth in this Section 7 and Section 11(a) hereof.

(b) (b) Unless an Option is a Substitute Award, the exercise price per share of Common Stock (the “Exercise Price”) for each Option shall not be less than 100% of the Fair Market Value of such share, determined as of the Date of Grant. The Exercise Price for any Option that is a Substitute Award shall be determined by the Committee at the time of grant.

(c) Vesting and Expiration; Termination.

(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee; provided, however, that notwithstanding any such vesting dates or events, the Committee may in its sole discretion accelerate the vesting of any Options at any time and for any reason.

(ii) Options shall expire upon a date determined by the Committee and set forth in the applicable Award Agreement, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided that if, following an Initial Public Offering, the Option Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition

(iii) Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, or in an employment or similar agreement between the Company and the Participant, in the event of: (A) a Participant’s Termination by the Service Recipient for Cause, all outstanding Options granted to such Participant, whether vested or unvested, shall immediately terminate and expire; (B) a Participant’s Termination due to death or Disability, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period); and (C) a Participant’s Termination for any other reason, each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local, and non-U.S. income, employment, and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent permitted by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check and/or cash equivalent; or (ii) by such other method as the Committee may permit in its sole discretion. Any fractional shares of Common Stock shall be settled in cash.

8. Other Stock-Based Awards. Subject to Section 11(a) hereof, the Committee may issue unrestricted or restricted shares of Common Stock or other Awards that are denominated in Common Stock or valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Common Stock (including, without limitation, stock appreciation rights, restricted stock units and phantom stock) under the Plan to Eligible Persons, in such amounts and dependent on such conditions as the Committee shall from time to time, in its sole discretion, determine (including, without limitation, the vesting provisions thereof).

9. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:

(a) In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, extraordinary sale or repurchase transactions, or exchange of shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control), or (ii) any unusual or nonrecurring events affecting the Company, including changes in applicable laws, rules or regulations, or the dissolution or liquidation of the Company, that the Committee determines, its sole discretion, warrants adjustment in order to maintain or satisfy the intended purpose of the Plan (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Plan Share Reserve, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan, and (C) the terms of any outstanding Award, including, without limitation: (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (II) the Exercise Price with respect to any Award, or (III) any applicable performance measures. Any adjustment under this Section 9 shall be conclusive and binding for all purposes.

(b) Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Adjustment Event that is a Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:

(i) Substitution or assumption of Awards, or acceleration of the vesting of, exercisability of, or lapse of restrictions on, Awards;

(ii) Cancellation of any one or more outstanding Awards and causing to be paid to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such Change in Control but for such cancellation) the value of such Awards, if any, as determined by the Committee, including without limitation, in the case of an outstanding Option, by providing payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option over the aggregate Exercise Price of such Option (it being understood that, in such event, any Option having a per share Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); and

(iii) Conversion or replacement of any Award that is not vested as of the occurrence of such event into or with the right to receive a payment, based on the value of the Award at the time of such conversion or replacement, if any, as determined by the Committee, that is subject to continued vesting on the same basis as the vesting requirements applicable to such converted or replaced Award.

Payments to holders pursuant to clause (ii) or (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price).

(c) Prior to any payment or adjustment contemplated under this Section 9, the Committee may require a Participant to: (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(d) Any adjustment provided under this Section 9 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

10. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that any such amendment, alteration, suspension, discontinuance, or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the Participants, holders, or beneficiaries holding more than fifty percent (50%) of the number of shares of Common Stock underlying the Awards of all such adversely affected Participants, holders, and beneficiaries.

(b) Amendment of Award Agreements. The Committee may amend any terms of, or alter, suspend, discontinue, cancel, or terminate any Award theretofore granted or the associated Award Agreement; provided that, other than pursuant to Section 9, any such amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary with respect to any Award theretofore granted shall not to that extent be effective without either the consent of such affected Participant, holder or beneficiary or the consent of the Participants, holders, or beneficiaries holding more than fifty percent (50%) of the number of shares of Common Stock underlying the Awards of all such adversely affected Participants, holders, and beneficiaries.

11. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, and which agreement need not be the same for each Participant. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate, or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Transferability.

(i) Except as may be permitted by the Committee, no Award shall be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant, other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against any member of the Company Group; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

(ii) Notwithstanding the foregoing, subject to the terms of the Stockholders’ Agreement, the Committee may, in its sole discretion, permit Awards to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt, to any Permitted Transferee; provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or the laws of descent and distribution; (B) neither the Committee nor the Company shall be required to provide any notice to a Permitted

Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (C) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Permitted Transferee, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, that a Participant would be able to exercise such Option as specified in the Plan and the applicable Award Agreement.

(c) Stock Certificates and Book-Entry. Unless otherwise determined by the Committee, in its sole discretion, shares of Common Stock acquired upon the exercise, vesting, or settlement of Awards, as applicable, shall be held in book-entry form, rather than delivered to the Participant, until such time that applicable transfer restrictions under the Stockholders’ Agreement have lapsed. If certificates representing shares of Common Stock are registered in the name of the Participant, the Committee may require that: (i) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Common Stock; (ii) the Company retain physical possession of such certificates; and (iii) the Participant deliver a stock power to the Company, endorsed in blank, relating to such shares of Common Stock.

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or, if directed by the Company, the Service Recipient, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.

(ii) Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate fair market value equal to an amount equal to the minimum statutorily required withholding liability (or portion thereof), or such greater amount (up to the maximum statutory withholding liability) that the Committee determines, in its sole discretion, would not result in adverse accounting consequences to the Company. Further, the Committee, after considering applicable accounting impact of any determination, shall have the full discretion to determine to allow a number of shares of Common Stock to be withheld to have a fair market value in excess of the minimum statutorily required withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

(e) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and other members of the Company Group can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

(f) No Claim to Awards; No Rights to Continued Employment or Services; Waiver. No employee of the Company or any other member of the Company Group, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of any member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on, or after the Date of Grant.

(g) Termination.

(i) Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee in connection with such event: (A) neither a temporary absence from employment or services due to illness, vacation, or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or services with one Service Recipient to employment or services with another Service Recipient (or vice-versa) shall be considered a Termination; and (B) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or services is or are transferred to another entity that would constitute a member of the Company Group immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(ii) For purposes of the Plan, no period of notice of Termination, if any, or payment in lieu of notice that is given or ought to have been given, pursuant to any employment or similar agreement between the Participant and the Service Recipient in effect at the time of such Termination or applicable law, that follows or is in respect of a period after the last date of a Participant’s actual and active employment with the Service Recipient will be considered as extending the Participant’s period of employment for purposes of determining the date of Termination.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange, or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local, or non-U.S. laws, rules, regulations, and other requirements, and the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Committee in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of

Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company, and/or the Participant’s sale of Common Stock to the public markets illegal. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall provide the Participant with a cash payment subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Award.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(p) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Section 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan and terms of Awards granted under the Plan either comply with or are exempt from the provisions of Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section

409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code.

(s) Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time, and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

(t) Stockholders’ Agreement. All Awards and the shares of Common Stock issued in connection with the vesting, settlement or exercise of any Awards shall be subject to the Stockholders’ Agreement and all of its terms and conditions. To the extent requested by the Company, as a condition of the grant of an Award or the issuance of any shares of Common Stock in connection therewith, the Company may require a Participant to execute any documentation it reasonably requests, including a joinder or similar agreement to the Stockholders’ Agreement, reflecting the provisions of this subsection.

(u) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

APPENDIX A

Definitions

(a) “Adjustment Event” has the meaning given to such term in Section 9(a) of the Plan.

(b) “Award” means, individually or collectively, any Option or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means the document or documents by which each Award is evidenced.

(d) “Cause” means, in the absence of an employment agreement or other agreement between a Participant and the Company or any other member of the Company Group otherwise defining Cause, (i) a Participant’s conviction of or indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of Participant’s duties to the Employer, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or any other member of the Company Group; (ii) conduct of a Participant, in connection with his or her employment or service, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any other member of the Company Group; (iii) any material violation by a Participant of the policies of the Company or other member of the Company Group, with respect to which such Participant is principally employed or principally provides services to, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of such member; or (iv) gross misconduct or neglect in the performance of a Participant’s duties for the Company or other member of the Company Group, with respect to which such Participant is principally employed or principally provides services to, or willful or repeated failure or refusal to perform such duties; provided, however, that if, subsequent to the Participant’s Termination (whether voluntary or involuntary) other than for Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause for all purposes under this Plan. In the event the Participant is party to an employment agreement or other agreement with the Company or any other member of the Company Group defining Cause, “Cause” shall have the meaning provided in such agreement.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(f) “Committee” means the Compensation Committee of the Board, or any properly delegated subcommittee thereof, or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(g) “Company” means Phoenix Parent Holdings Inc., a Delaware corporation.

(h) “Company Group” means, collectively, the Company, and any of its Affiliates.

(i) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(j) “Disability” shall have the meaning set forth in the employment agreement between the Participant and the Service Recipient, or if no such agreement exists or such term is not defined therein, “Disability” shall mean any physical or mental disability or infirmity of the Participant that prevents the performance of the Participant’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12)-month period. Any question as to the existence, extent or potentiality of Participant’s Disability upon which Participant and the Service Recipient cannot agree shall be determined by a qualified, independent physician selected by the Service Recipient and approved by Participant (which approval shall not be unreasonably withheld, delayed or conditioned). The determination of any such physician shall be final and conclusive for all purposes.

(k) “Effective Date” means January 24, 2018.

(l) “Eligible Person” means any: (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities under Rule 701(c)(i) under the Securities Act.

(m) “Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.

(n) “Option” means an Award granted under Section 7 of the Plan. Options granted under the Plan are not intended to qualify as incentive stock options as described in Section 422 of the Code.

(o) “Option Period” has the meaning given to such term in Section 7(c)(ii) of the Plan.

(p) “Other Stock-Based Award” means an Award granted under Section 8 of the Plan.

(q) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award thereunder.

(r) “Plan Share Reserve” has the meaning given to such term in Section 5(a) of the Plan.

(s) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(t) “Stockholders’ Agreement” means the Management Stockholders’ Agreement, dated as of December 7, 2017 by and among the Company and other parties set forth therein, as may be amended from time to time.

(u) “Termination” means the termination of a Participant’s employment or services, as applicable, with the Service Recipient for any reason.